                                                                      Exhibit 21
                         SUBSIDIARIES OF THE REGISTRANT


                                   EXHIBIT 21

     The following is the subsidiary of Finger Lakes Bancorp, Inc. following the Conversion.


Name                                                   Ownership
----                                                   ---------

Savings Bank of the Finger Lakes, FSB                  100% Owned

SBFL Agency, Inc.                                      1000% Owned by Bank